UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 4, 2012

McKesson Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-13252	94-3207296
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Post Street, San Francisco, California		91404
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 983-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information set forth in Item 2.03 is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 29, 2012, McKesson Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters $500,000,000 million aggregate principal amount of its 0.95% Notes due 2015 (the “2015 Notes”) and $400,000,000 million aggregate principal amount of its 2.70% Notes due 2022 (the “2022 Notes” and, together with the 2015 Notes, the “Notes”). The Notes will be issued pursuant to an Indenture, dated as of December 4, 2012 (the “Indenture”) between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by an Officers’ Certificate, dated as of December 4, 2012 (the “Officers’ Certificate”).

The 2015 Notes will bear interest at the rate of 0.95% per year. The 2022 Notes will bear interest at the rate of 2.70% per year. Interest on the 2015 Notes is payable on June 4 and December 4 of each year, beginning on June 4, 2013. Interest on the 2022 Notes is payable on June 15 and December 15 of each year, beginning on June 15, 2013. The 2015 Notes will mature on December 4, 2015 and the 2022 Notes will mature on December 15, 2022. Upon 30 days’ notice to holders of the Notes, the Company may redeem the Notes for cash in whole, at any time, or in part, from time to time, prior to maturity, at redemption prices that include accrued and unpaid interest and a make-whole premium, as specified in the Indenture and the Officers’ Certificate. However, no make whole premium will be paid for redemptions of the 2022 Notes on or after September 15, 2022. The Indenture and the Officers’ Certificate include certain covenants, including limitations on the Company’s ability to create certain liens on its assets or enter into sale and leaseback transactions with respect to its properties, or consolidate, merge or sell all or substantially all of its assets, subject to a number of important exceptions as specified in the Indenture. The Notes will be unsecured and unsubordinated obligations of the Company and will rank equally with all of the Company’s existing and future unsecured and unsubordinated indebtedness from time to time outstanding. The Indenture also contains customary event of default provisions. In the event of the occurrence of both (1) a change of control of the Company and (2) a downgrade of a series of Notes below an investment grade rating by each of Fitch Inc., Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services within a specified period, unless the Company has previously exercised its optional redemption right with respect to that series of Notes in whole, the Company will be required to offer to repurchase the Notes of that series from the holders at a price in cash equal to 101% of the then outstanding principal amount of such series of Notes, plus accrued and unpaid interest to, but not including, the date of repurchase.

The public offering price of the 2015 Notes was 99.897% of the principal amount, and the public offering price of the 2022 Notes was 99.886% of the principal amount. The Company expects to receive net proceeds after estimated expenses of approximately $892 million and to use such net proceeds for general corporate purposes, including repaying the $500 million aggregate principal amount of its 5.25% Notes due March 1, 2013 and replenishing working capital that was used to repay the $400 million aggregate principal amount of its 7.75% Notes that matured on February 1, 2012.

The Notes were offered and sold pursuant to the Company’s automatic shelf registration statement on Form S-3 (Registration No. 333-179879) under the Securities Act of 1933, as amended. The Company has filed with the Securities and Exchange Commission (the “SEC”) a prospectus supplement, dated November 29, 2012, together with the accompanying prospectus, dated March 2, 2012, relating to the offering and sale of the Notes.

For a complete description of the terms and conditions of the Underwriting Agreement, the Indenture, the Officers’ Certificate and the Notes, please refer to the Underwriting Agreement, the Indenture, the Officers’

Certificate, the form of 2015 Note and the form of 2022 Note, each of which is incorporated herein by reference and attached to this Current Report on Form 8-K as Exhibits 1.1, 4.1, 4.2, 4.3 and 4.4, respectively.

In reviewing the agreements included as exhibits to this Current Report on Form 8-K, please remember they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•

may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures would not necessarily be reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this Current Report on Form 8-K and our other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

From time to time in the ordinary course of their respective businesses, certain of the Underwriters, the Trustees and their respective affiliates have engaged in and may in the future engage in commercial banking, derivatives and/or financial advisory, investment banking and other commercial transactions and services with the Company and its affiliates for which they have received or will receive customary fees and commissions.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibits

1.1	Underwriting Agreement, dated as of November 29, 2012, by and among McKesson Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.

4.1	Indenture, dated as of December 4, 2012, by and between McKesson Corporation, as issuer, and Wells Fargo Bank, National Association, as trustee.

4.2	Officers’ Certificate, dated as of December 4, 2012.

4.3	Form of 2015 Note (included in Exhibit 4.2 above).

4.4	Form of 2022 Note (included in Exhibit 4.2 above).

5.1	Opinion Letter of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the Notes.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2012

McKesson Corporation

By:	/s/ Jeffrey C. Campbell
Jeffrey C. Campbell
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of November 29, 2012, by and among McKesson Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.

4.1	Indenture, dated as of December 4, 2012, by and between McKesson Corporation, as issuer, and Wells Fargo Bank, National Association, as trustee.

4.2	Officers’ Certificate, dated as of December 4, 2012.

4.3	Form of 2015 Note (included in Exhibit 4.2 above).

4.4	Form of 2022 Note (included in Exhibit 4.2 above).

5.1	Opinion Letter of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the Notes.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.1).